NEWS RELEASE
PHIL LYNCH	JAY KOVAL
VICE PRESIDENT	VICE PRESIDENT
CORPORATE COMMUNICATIONS	INVESTOR RELATIONS
AND PUBLIC RELATIONS	AND COMMUNITY RELATIONS
502-774-7928	502-774-6903

FOR IMMEDIATE RELEASE
BROWN-FORMAN ANNOUNCES LEADERSHIP SUCCESSION PLAN
Paul Varga to Retire; Lawson Whiting Named Incoming CEO as of January 1, 2019

Louisville, KY, May 29, 2018 - Brown-Forman Corporation (NYSE: BFA, BFB) announced today that after a distinguished 31 years of service at the company, Chief Executive Officer Paul C. Varga has decided to retire, effective December 31, 2018. Varga will be succeeded by Lawson E. Whiting, unanimously approved by the Board of Directors. Whiting, a 21-year veteran of the company who currently serves as EVP and Chief Operating Officer, will become the tenth executive leader of Brown-Forman, since its founding in 1870 by George Garvin Brown.

Varga began his CEO tenure in 2003 overseeing the company’s beverage business and succeeded Owsley Brown II as the corporation’s CEO in 2005. During his time leading the company, Varga focused Brown-Forman’s business on its premium spirits portfolio, significantly expanded the company’s global presence, initiated meaningful brand innovations, expertly deployed capital, and championed the company’s corporate responsibility and diversity and inclusion agendas. His leadership resulted in Brown-Forman enjoying some of the highest and most consistent growth rates in the distilled spirits industry over this time horizon. Most notably, the company’s total shareholder return (TSR) during his leadership tenure to date has been 17%, propelled by an almost six-fold increase in the company’s market capitalization, which today approximates $28 billion. Varga will remain on the Brown-Forman Board of Directors.

George Garvin Brown IV, chairman of the board since 2007, thanked Varga for his leadership. “On behalf of our Board of Directors, the employees, and all Brown-Forman shareholders, I would like to express my gratitude to Paul for leading the extended Brown-Forman community for the last 15 years. Paul entered the leadership ranks at a time when the future of American Whiskey was in doubt, even in the United States. He will retire having successfully grown the Jack Daniel’s franchise into one of the most valuable spirits trademarks in

BROWN-FORMAN CORPORATION 850 DIXIE HIGHWAY, LOUISVILLE, KY 40210 E-MAIL: BROWN-FORMAN@B-F.COM WWW.BROWN-FORMAN.COM

the world. His transformation of our portfolio, coupled with his multi-year execution of balanced shareholder-friendly capital deployment, marks his tenure as arguably the most successful CEO in our industry’s modern era.”

Varga stated, “It has been a privilege to serve Brown-Forman over the last three decades. In determining the best time to implement the final piece of this succession plan, I naturally considered the readiness of the company to navigate a leadership transition such as this, and now is the right time. Also, having worked with Lawson over the last two decades, I believe, and the Board has concluded, that he is ideally suited and very well prepared to succeed as Brown-Forman’s next CEO.”

Whiting, who is 49, began his career with the company in corporate development and investor relations. Since then he has held several leadership positions, taking on assignments in finance, marketing and commercial functions in the United States and in Europe. Prior to his current role, Whiting served as EVP and Chief Brands and Strategy Officer (2015 to 2017), during which time he was responsible for re-shaping Brown-Forman’s portfolio, including the acquisition of the BenRiach company in Scotland, the launch of Slane Irish Whiskey, and the significant investments in Woodford Reserve and Old Forester bourbon brands. Previously he was SVP and Chief Brands Officer (2013 to 2015) and SVP and Managing Director for Western Europe (2011 to 2013). Whiting earned a B.A. from Miami University and a M.B.A from The University of Chicago’s Graduate School of Business.

BROWN-FORMAN CORPORATION 850 DIXIE HIGHWAY, LOUISVILLE, KY 40210 E-MAIL: BROWN-FORMAN@B-F.COM WWW.BROWN-FORMAN.COM

Commenting on Whiting’s appointment, Brown said, “The Board, and in particular its Governance & Nominating Committee led by Lead Independent Director John Cook, have been working on succession planning with Paul since his earliest days as CEO, more than 10 years ago. Looking ahead, we believe that in Lawson we have another Brown-Forman leader with the strength of character and the intellectual rigor that is uniquely well-suited to lead our independent culture and our teams in balanced long-term thinking and global brand building. He is the right leader to help Brown-Forman seize the enormous global opportunities that lie ahead of us for many years to come.”

“I am honored and excited to become Brown-Forman’s next CEO,” said Whiting. “I am taking on this responsibility at a time when the company is performing very well thanks to Paul, my colleagues across the company, and the support of the Brown family and the Board of Directors. We will continue to focus on the premium American Whiskey category and further strengthen our super-premium brand portfolio, as well as develop our people around the world. I look forward to leading Brown-Forman into its next generation of growth.”

For almost 150 years, Brown-Forman Corporation has enriched the experience of life by responsibly building fine quality beverage alcohol brands, including Jack Daniel’s Tennessee Whiskey, Jack Daniel’s & Cola, Jack Daniel’s Tennessee Honey, Jack Daniel’s Tennessee Fire, Gentleman Jack, Jack Daniel’s Single Barrel, Finlandia, Korbel, el Jimador, Woodford Reserve, Old Forester, Canadian Mist, Herradura, New Mix, Sonoma-Cutrer, Early Times, Chambord, BenRiach, GlenDronach and Slane. Brown-Forman’s brands are supported by nearly 4,700 employees and sold in more than 165 countries worldwide. For more information about the company, please visit http://www.brown-forman.com/.

This press release contains statements, estimates, and projections that are “forward-looking statements” as defined under U.S. federal securities laws. Words such as “aim,” “anticipate,” “aspire,” “believe,” “continue,” “could,” “envision,” “estimate,” “expect,” “expectation,” “intend,” “may,” “plan,” “potential,” “project,” “pursue,” “see,” “seek,” “should,” “will,” and similar words identify forward-looking statements, which speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. These risks and uncertainties include, but are not limited to:
•Unfavorable global or regional economic conditions, and related low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, political instability,

BROWN-FORMAN CORPORATION 850 DIXIE HIGHWAY, LOUISVILLE, KY 40210 E-MAIL: BROWN-FORMAN@B-F.COM WWW.BROWN-FORMAN.COM

higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations
•Risks associated with being a U.S.-based company with global operations, including commercial, political and financial risks; local labor policies and conditions; protectionist trade policies or economic or trade sanctions; compliance with local trade practices and other regulations, including anti-corruption laws; terrorism; and health pandemics
•Fluctuations in foreign currency exchange rates, particularly a stronger U.S. dollar
•Changes in laws, regulations, or policies - especially those that affect the production, importation, marketing, labeling, pricing, distribution, sale, or consumption of our beverage alcohol products
•Tax rate changes (including excise, sales, VAT, tariffs, duties, corporate, individual income, dividends, capital gains) or changes in related reserves, changes in tax rules (for example, LIFO, foreign income deferral, U.S. manufacturing and other deductions) or accounting standards, and the unpredictability and suddenness with which they can occur
•Dependence upon the continued growth of the Jack Daniel’s family of brands
•Changes in consumer preferences, consumption or purchase patterns - particularly away from larger producers in favor of smaller distilleries or local producers, or away from brown spirits, our premium products, or spirits generally, and our ability to anticipate or react to them; bar, restaurant, travel or other on-premise declines; shifts in demographic trends; unfavorable consumer reaction to new products, line extensions, package changes, product reformulations, or other product innovation
•Decline in the social acceptability of beverage alcohol products in significant markets
•Production facility, aging warehouse or supply chain disruption
•Imprecision in supply/demand forecasting
•Higher costs, lower quality or unavailability of energy, water, raw materials, product ingredients, labor or finished goods
•Route-to-consumer changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in higher implementation-related or fixed costs
•Inventory fluctuations in our products by distributors, wholesalers, or retailers
•Competitors’ consolidation or other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets or distribution networks
•Risks associated with acquisitions, dispositions, business partnerships or investments - such as acquisition integration, termination difficulties or costs, or impairment in recorded value
•Inadequate protection of our intellectual property rights
•Product recalls or other product liability claims; product counterfeiting, tampering, contamination, or product quality issues
•Significant legal disputes and proceedings; government investigations (particularly of industry or company business, trade or marketing practices)
•Failure or breach of key information technology systems
•Negative publicity related to our company, brands, marketing, personnel, operations, business performance or prospects
•Failure to attract or retain key executive or employee talent
•Our status as a family “controlled company” under New York Stock Exchange rules

For further information on these and other risks, please refer to the “Risk Factors” section of our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC.

BROWN-FORMAN CORPORATION 850 DIXIE HIGHWAY, LOUISVILLE, KY 40210 E-MAIL: BROWN-FORMAN@B-F.COM WWW.BROWN-FORMAN.COM